Exhibit 10.4

CENTERPOINT ENERGY BENEFIT RESTORATION PLAN
(Effective as of January 1, 2008)

First Amendment

WHEREAS, CenterPoint Energy, Inc. (the “Company”), maintains the CenterPoint Energy Benefit Restoration Plan, effective as of January 1, 2008 (the “Plan”), for the benefit of its eligible employees; and

WHEREAS, the Company desires to amend the Plan to revise the Plan’s administrative claims procedures;

NOW, THEREFORE, the Company, having reserved the right under Section 18 thereof to amend the Plan, hereby amends Section 13 of the Plan, effective as of February 25, 2011, to add a new third sentence after the second sentence of subsection (c) to read as follows:

“Applicants must submit all claims within two years beginning on the later of (1) the date a payment was made, (2) the date of the first in a series of periodic payments or (3) the date on which a claim is incurred.”

IN WITNESS WHEREOF, CenterPoint Energy, Inc. has caused these presents to be executed by its duly authorized officer in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, on this 29th day of March, 2011, but effective as of the date specified herein.

CENTERPOINT ENERGY, INC.

By /s/ David M. McClanahan
David M. McClanahan
President and Chief Executive Officer

ATTEST:

/s/ Richard Dauphin
Richard Dauphin
Assistant Corporate Secretary